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                                                                      EXHIBIT 5


                     [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                          November 13, 1997



GE Financial Assurance Holdings, Inc.
6604 West Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

      We have acted as counsel to GE Financial Assurance Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 being filed by the Company under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"), relating to senior, unsecured debt securities of the Company (the "Debt Securities").

      The Debt Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities will be issued under an Indenture to be executed by the Company and the Trustee (the "Indenture").

      We have examined the Certificate of Incorporation and Bylaws of the Company and the form of Indenture. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as

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GE Financial Assurance                 -2-               November 13, 1997
  Holdings, Inc.



certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities; (ii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

      Based upon and subject to the foregoing, we are of the opinion that with respect to the Debt Securities to be issued under the Indenture, when
(i) the Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

      Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

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GE Financial Assurance                 -3-               November 13, 1997
  Holdings, Inc.


      This opinion letter is rendered to you in connection with the above-described transactions. The opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                          Very truly yours,


                                          /s/ Simpson Thacher & Bartlett
                                          ------------------------------
                                          SIMPSON THACHER & BARTLETT